AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1999

                              REGISTRATION NO.
                                    333-

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

   CENDANT CORPORATION              DELAWARE            06-0918165
   CENDANT CAPITAL III              DELAWARE            22-356523
   CENDANT CAPITAL IV               DELAWARE            30-90790
   CENDANT CAPITAL V                DELAWARE            30-91188

 (exact name of the registrants    (State or other    (I.R.S. Employer
 as specified in their             Jurisdiction of    Identification No.)
 respective charters)              Incorporation or
                                   Organization)


                             9 WEST 57TH STREET
                             NEW YORK, NY 10019
                               (212) 413-1800
                            FAX: (212) 265-1232

            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           JAMES E. BUCKMAN, ESQ.
                               VICE CHAIRMAN
                            AND GENERAL COUNSEL
                            CENDANT CORPORATION
                             9 WEST 57TH STREET
                             NEW YORK, NY 10019
                               (212) 413-1800
                            FAX: (212) 413-1923

  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 COPIES TO:

      VINCENT J. PISANO, ESQ.                        ERIC J. BOCK, ESQ.
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP           VICE PRESIDENT-LEGAL
        919 THIRD AVENUE                            CENDANT CORPORATION
      NEW YORK, NY 10022                             9 WEST 57TH STREET
        (212) 735-3000                               NEW YORK, NY 10019
      FAX: (212) 735-2000                            (212) 413-1800
                                                    FAX: (212) 413-1922


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended please check the following box and list the Securities Act Registration Statement Number of the earlier Effective Registration Statement for the same offering. [ ]

        If this Form is a Post-Effective Amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act Registration Statement Number of the earlier Effective Registration Statement for the same offering. [ ]

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                      CALCULATION OF REGISTRATION FEE

   TITLE OF SECURITIES         AMOUNT TO BE       PROPOSED         PROPOSED         AMOUNT OF
    TO BE REGISTERED           REGISTERED         MAXIMUM          MAXIMUM       REGISTRATION
                                                  OFFERING PRICE   AGGREGATE           FEE
                                                     PER           OFFERING
                                                  SECURITY(1)      PRICE(1)


Debentures(2)

Common Stock, $.01 par
  value(3)

Stock Purchase Contracts(4)

Stock Purchase Units(5)

Trust Preferred Securities
of Cendant Capital III,
IV and V(6)

Guarantees and Backup
Undertakings of Cendant
Corporation in connection
with Preferred Securities
of Cendant Capital III, IV
and V(7)

Total                                              100%(9)        $      (8)      $247,648(9)


------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2) Subject to note (8) below, there are being registered hereunder an indeterminate principal amount of debt securities which will be issued and sold by Cendant to the Cendant trusts, which may later be distributed to the holders of Trust Preferred Securities upon a dissolution of a Cendant trust and a distribution of the assets thereof.

(3) Subject to note (8) below, there are being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon settlement of the Stock Purchase Contracts.

(4) Subject to note (8) below, there are being registered hereunder an indeterminate number of Stock Purchase Contracts.

(5) Subject to note (8) below, there are being registered hereunder an indeterminate number of Stock Purchase Units.

(6) Subject to note (8) below, there are being registered hereunder an indeterminate amount of Trust Preferred Securities.

(7) Includes the rights of holders of the Trust Preferred Securities under the Guarantees and back-up undertakings, consisting of obligations by Cendant to provide various indemnities in respect of, and pay and be responsible for various expenses, costs, liabilities, and debts of, Cendant Capital III, Cendant Capital IV and Cendant Capital V as set forth in the applicable Amended and Restated Declaration of Trust, the Indenture and as further described in the Registration Statement. No separate consideration will be received for the Guarantees or any back-up undertakings.

(8) In no event will the aggregate initial offering price of all securities issued pursuant to this Registration Statement exceed
        $445,410,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(9) The registration fee is based on the consideration to be paid for the Stock Purchase Units. The consideration per Stock Purchase
        Unit, for purposes of calculating the registration fee, is equal to 105% of the theoretical value of the current FELINE PRIDES, which, if issued as of the close of business on September 1, 1999 would have been $28.28.



        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


[FLAG]

     Information contained herein is subject to completion or amendment. This Preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.




                SUBJECT TO COMPLETION DATED SEPTEMBER 2, 1999

PROSPECTUS

                             $445,410,000

                            CENDANT CORPORATION

                       DEBT SECURITIES, COMMON STOCK,
             STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

                             ------------------

                            CENDANT CAPITAL III
                             CENDANT CAPITAL IV
                             CENDANT CAPITAL V

                         TRUST PREFERRED SECURITIES
                      GUARANTEED AS PROVIDED HEREIN BY
                            CENDANT CORPORATION

                              ----------------




        Cendant Corporation may offer debt securities, stock purchase contracts, stock purchase units and common stock.

        Cendant Capital III, Cendant Capital IV and Cendant Capital V may offer trust preferred securities that will be guaranteed by Cendant Corporation to the extent described in this prospectus.

        These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this prospectus, which will be distributed at the time the securities are offered.

        This offering is made pursuant to a court approved settlement, entered into by Cendant Corporation on March 17, 1999.

                              ----------------


       This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

                              ----------------

        The common stock is listed on the New York Stock Exchange under the trading symbol "CD." Each prospectus supplement offering any other securities will state whether those securities are listed or will be listed on any national securities exchange.


                              ----------------

        The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

                              ----------------

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus is            , 1999.




                             TABLE OF CONTENTS


PROSPECTUS SUMMARY........................................................1

FORWARD-LOOKING INFORMATION...............................................3

THE COMPANY...............................................................4

THE CENDANT TRUSTS........................................................7

RATIO OF EARNINGS TO FIXED CHARGES........................................8

USE OF PROCEEDS...........................................................9

DESCRIPTION OF THE DEBT SECURITIES........................................9

DESCRIPTION OF COMMON STOCK..............................................20

DESCRIPTION OF TRUST PREFERRED SECURITIES OF THE CENDANT TRUSTS..........22

DESCRIPTION OF TRUST GUARANTEES..........................................24

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS.........27

PLAN OF DISTRIBUTION.....................................................27

LEGAL OPINIONS...........................................................28

EXPERTS .................................................................28

WHERE YOU CAN FIND MORE INFORMATION......................................28




                             PROSPECTUS SUMMARY

        Four related companies will be offering the securities described in this prospectus. These companies are Cendant Corporation, or Cendant, and its wholly-owned subsidiaries, Cendant Capital III, Cendant Capital IV and Cendant Capital V. The following table lists the securities to be offered by each company:


Cendant Capital III, Cendant Capital IV ........    Trust preferred securities
and Cendant Capital V (each
a "Cendant trust")(guaranteed as
provided here by Cendant)

Cendant Corporation ("Cendant")............         Stock purchase contracts
                                                    Stock purchase units
                                                    Common stock
                                                    Debt securities


                                THE COMPANY

CENDANT

        Cendant is one of the foremost consumer and business services companies in the world. Cendant was created through the merger of HFS Incorporated into CUC International in December 1997 with the resultant corporation being renamed Cendant Corporation. Cendant provides the fee-based services formerly provided by each of CUC and HFS, including travel services, real estate services and membership-based consumer services, to its customers throughout the world.

        Cendant operates in four principal divisions: travel related services, real estate related services, direct marketing related services and other consumer and business services. Cendant's businesses provide a wide range of complementary consumer and business services, which together represent eight business segments.

        o The travel related service businesses facilitate vacation timeshare exchanges, and franchise car rental and hotel businesses.

        o The real estate related service businesses franchise real estate brokerage businesses, provide home buyers with mortgages and assist in employee relocation.

        o The direct marketing related service businesses provide an array of value driven products and services.

        o The other consumer and business services include Cendant's tax preparation services franchise, information technology services, car parks and vehicle emergency support and rescue services in the United Kingdom, financial products and other consumer-related services.

        As a franchisor of hotels, residential real estate brokerage offices, car rental operations and tax preparation services, Cendant licenses the owners and operators of independent businesses to use its brand names. Cendant does not own or operate hotels, real estate brokerage offices, car rental operations or tax preparation offices, except for various company-owned Jackson Hewitt offices which Cendant intends to franchise. Instead, Cendant provides its franchisee customers with services designed to increase their revenue and profitability. Cendant's principal executive offices are located at 9 West 57th Street, New York, New York 10019 and its telephone number is (212) 413-1800.

THE CENDANT TRUSTS

        Each of the Cendant trusts is a business trust that was created under the laws of the State of Delaware. Cendant is the sponsor of each Cendant trust and owns all of the common securities of each Cendant trust. Each Cendant trust is managed by three trustees. Cendant may dissolve any Cendant trust at any time. Each Cendant trust's address is in care of Cendant. Each Cendant trust's telephone number is (212) 413-1800.

                               THE SECURITIES

        The securities that may be sold under this prospectus are:
Cendant's debt securities, common stock, stock purchase contracts relating to the common stock; each trusts' trust preferred securities, which will be guaranteed by Cendant; and stock purchase units consisting of stock purchase contracts and trust preferred securities. The aggregate initial offering price of all of the securities to be sold will not exceed $ . At the time any of these securities are offered, a prospectus supplement will be distributed that will describe in more detail the specific terms and price of the securities being sold and whether those securities will be sold to or through underwriters or by another means of distribution.

STOCK PURCHASE CONTRACTS AND COMMON STOCK

        Cendant may offer stock purchase contracts for the purchase of its common stock, without stated value. The common stock is listed on the New York Stock Exchange. The price and terms of the stock purchase contracts will be determined at the time or times of offering. If Cendant offers its stock purchase contracts, a prospectus supplement will provide information about the terms of the offering, including the amount of common stock to be sold, the purchase price of the common stock, the date or dates on which the common stock will be purchased and any amounts that Cendant may be required to pay to the holders of the stock purchase contracts.

TRUST PREFERRED SECURITIES

        Each Cendant trust may offer its trust preferred securities, each of which will represent an undivided beneficial ownership interest in the assets of each Cendant trust. The price and terms of the trust preferred securities will be determined at the time of offering. If a Cendant trust offers its trust preferred securities, a prospectus supplement will provide information about the terms of the offering, including the specific title of the trust preferred securities, the aggregate number of trust preferred securities to be sold, the stated liquidation amount and information regarding the rights of holders of trust preferred securities to receive cumulative cash distributions. This will include information regarding the rate of payment, whether distributions can be extended or deferred, and whether the trust preferred securities can be redeemed. Payments with respect to the trust preferred securities will be fully and unconditionally guaranteed by Cendant to the extent described in the prospectus supplement.

        In connection with any sale of the trust preferred securities, each Cendant trust will sell common securities to Cendant, each of which will represent an undivided beneficial ownership interest in the assets of a Cendant trust. Each Cendant trust expects to use the proceeds from the sale of any trust preferred securities and common securities (collectively, the "trust securities") to purchase debt securities from Cendant. The debt securities may give Cendant the right to defer payments of interest on the debt securities. If Cendant decides to defer interest payments on the debt securities, then any distributions on the trust preferred securities would be similarly deferred. At any time interest payments are being deferred, Cendant would not be able to declare or pay any cash distributions with respect to its respective capital stock or any debt securities ranking junior to the debt securities. Holders of trust preferred securities would not lose their cash distributions; rather, interest would continue to accrue on the debt securities, and, as a result, distributions would continue to accumulate on the trust preferred securities until paid. The prospectus supplement will provide more detailed information about Cendant's right to defer interest payments on the debt securities and the impact of deferral upon the holders of trust preferred securities.

STOCK PURCHASE UNITS

        Cendant may offer stock purchase units, each of which will consist of

        o      a stock purchase contract and

        o a trust preferred security, debt security or U.S. treasury security. The trust preferred security, debt security or U.S. treasury security will be pledged as collateral to secure the holder's obligation to purchase common shares under the stock purchase contract. If Cendant offers stock purchase units, a prospectus supplement will provide information about the terms of the offering, including the specific terms of the stock purchase contracts and information about the security or obligation that will secure the holder's obligation to purchase common shares.


DEBT SECURITIES

        Cendant may offer and sell to each Cendant trust a series of debt securities, which each Cendant trust would purchase with the proceeds from the sale of its trust preferred securities to the public and the sale of its common securities to Cendant. The debt securities would be the sole assets of each Cendant trust. If Cendant sells debt securities to any Cendant trust, a prospectus supplement will provide specific information about the debt securities, including their specific designation, aggregate principal amount, denominations, date of maturity, interest rate which may be fixed or variable, the dates upon which interest will be paid and whether payments of interest may be deferred. The prospectus supplement also will indicate whether the debt securities are redeemable or convertible or exchangeable into other securities, and whether the debt securities contain any sinking fund provisions or any other special terms.

        As described above under "-trust preferred securities," the debt securities may give Cendant the right to defer payments of interest on the debt securities. If so, the prospectus supplement will provide more detailed information about this right.

                        FORWARD-LOOKING INFORMATION

        Some of the matters discussed in this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or accompanying prospectus supplement contain forward-looking statements within the meaning of the securities laws. Forward-looking statements include terms such as "may," "will," "expect," "believe," "plan" and other similar terms. Cendant and the Cendant trusts each cautions that, while each of them believes those statements to be based on reasonable assumptions and makes those statements in good faith, there can be no assurance that the actual results will not differ materially from these assumptions or that the expectations provided in the forward-looking statements derived from these assumptions will be realized. Cendant should be aware of important factors that could have a material impact on future results. These factors include, but are not limited to:

        o the resolution or outcome of the pending litigation and government investigations relating to the previously announced accounting irregularities;

        o uncertainty as to Cendant's future profitability and Cendant's ability to integrate and operate successfully acquired businesses and the risks associated with those businesses, including the merger that created Cendant and the NPC acquisition;

        o Cendant's ability to successfully divest non-strategic assets and implement its new Internet strategy;

        o Cendant's ability to develop and implement operational and financial systems to manage rapidly growing operations;

        o competition in Cendant's existing and potential future lines of business;

        o Cendant's ability to obtain financing on acceptable terms to finance its growth strategy and to operate within the limitations imposed by financing arrangements; and

        o Cendant's ability and its vendors', franchisees' and customers' ability to complete the necessary actions to achieve a Year 2000 conversion for computer systems and applications.


                                THE COMPANY

OVERVIEW

        Cendant is one of the foremost consumer and business services companies in the world. Cendant was created through the merger of HFS into CUC in December 1997 with the resultant corporation being renamed Cendant Corporation. Cendant provides the fee-based services formerly provided by each of CUC and HFS, including travel services, real estate services and membership-based consumer services, to its customers throughout the world.

        Cendant operates in four principal divisions: travel related services, real estate related services, direct marketing related services and other consumer and business services. Cendant's businesses provide a wide range of complementary consumer and business services, which together represent eight business segments.

        o The travel related service businesses facilitate vacation timeshare exchanges, and franchise car rental and hotel businesses.

        o The real estate related service businesses franchise real estate brokerage businesses, provide home buyers with mortgages and assist in employee relocation.

        o The direct marketing related service businesses provide an array of value driven products and services.

        o Cendant's other consumer and business services include its tax preparation services franchise, information technology services, car parks and vehicle emergency support and rescue services in the United Kingdom, financial products and other consumer-related services.

        As a franchisor of hotels, residential real estate brokerage offices, car rental operations and tax preparation services, Cendant licenses the owners and operators of independent businesses to use its brand names. Cendant does not own or operate hotels, real estate brokerage offices, car rental operations or tax preparation offices, except for various company-owned Jackson Hewitt offices which Cendant intends to franchise. Instead, Cendant provides its franchisee customers with services designed to increase their revenue and profitability.

MATTERS RELATING TO THE ACCOUNTING IRREGULARITIES AND ACCOUNTING POLICY CHANGE

Accounting Irregularities

        On April 15, 1998, Cendant announced that in the course of transferring responsibility for its accounting functions from Cendant personnel associated with CUC prior to the merger to Cendant personnel associated with HFS before the merger and preparing for the reporting of first quarter 1998 financial results, it discovered accounting irregularities in some of the CUC business units. As a result, Cendant, together with its counsel and assisted by auditors, immediately began an intensive investigation. In addition, Cendant's audit committee engaged Willkie Farr & Gallagher as special legal counsel and Wilkie Farr engaged Arthur Andersen LLP to perform an independent investigation into these accounting irregularities.

        On July 14, 1998, Cendant announced that the accounting irregularities were greater than those initially discovered in April and that the irregularities affected the accounting records of the majority of the CUC business units. On August 13, 1998, Cendant announced that its investigation was complete. On August 27, 1998, Cendant announced that its audit committee had submitted its report to the board of directors on the audit committee investigation into the accounting irregularities and its conclusions regarding responsibility for those actions. A copy of the audit committee's report has been filed as an exhibit to Cendant's report on Form 8-K dated August 28, 1998.

        As a result of the findings of the investigations, Cendant restated its previously reported financial results for 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997. The 1997 restated amounts also included adjustments related to the former HFS businesses which are substantially comprised of $47.8 million in reductions to merger-related costs and other unusual charges ("Unusual Charges") and a $14.5 million decrease in pre-tax income excluding Unusual Charges, which on a net basis increased 1997 net income from continuing operations. The 1997 annual and six months results have also been restated for a change in accounting, effective January 1, 1997, related to revenue and expense recognition for memberships with a full refund offer.

Class Action Litigation and Government Investigation

        Since the April 15, 1998 announcement of the discovery of potential accounting irregularities in the former business units of CUC, more than 70 lawsuits claiming to be class actions, two lawsuits claiming to be brought derivatively on behalf of Cendant and several other lawsuits and arbitration proceedings have been commenced in various courts and other forums against Cendant and other defendants by or on behalf of persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant between May 1995 and August 1998. The Court has ordered consolidation of many of the actions.

        In addition, in October 1988, an action claiming to be a class action was filed against Cendant and four of Cendant's former officers and directors by persons claiming to have purchased American-Bankers' stock between January and October 1998. The complaint claimed that Cendant made false and misleading public announcements and filings with the SEC in connection with our proposed acquisition of American Bankers allegedly in violation of Sections 10(b) and 20(a) of the Securities Act of 1934, as amended, and that the plaintiff and the alleged class members purchased American Bankers' securities in reliance on these public announcements and filings at inflated prices. On April 26, 1999, the United States District Court of New Jersey found that the class action failed to state a claim upon which relief could be granted and, accordingly, dismissed the complaint. The plaintiff has appealed the District Court's findings to the U.S. Court of Appeals for the Third Circuit.

        As previously disclosed, Cendant reached an agreement with plaintiffs' counsel representing the class holders of Cendant's PRIDES securities who purchased their securities on or prior to April 15, 1998 to settle their class action lawsuit against Cendant through the issuance of a new "Right" for each PRIDES security held.

        The SEC and the United States Attorney for the District of New Jersey are conducting investigations relating to the matters referenced above. The SEC staff has advised Cendant that its inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred. As a result of the findings from the investigations, Cendant made all adjustments considered necessary which are reflected in its restated financial statements. Cendant does not expect that additional adjustments will be necessary as a result of these government investigations.

        Other than the PRIDES litigation, Cendant does not believe that it is feasible to predict or determine the final outcome or resolution of these proceedings and investigations or to estimate the amounts or potential range of loss with respect to these proceedings and investigations. The possible outcomes or resolutions of the proceedings could include a judgment against Cendant or settlements and could require substantial payments by Cendant. In addition, the timing of the final resolution of the proceedings or investigations is uncertain. Cendant believes that material adverse outcomes with respect to such proceedings or investigations could have a material impact on its financial position, results of operations or cash flows.

FELINE PRIDES LITIGATION AND LITIGATION SETTLEMENT

        In February 1998, Cendant, together with Cendant Capital I, a Delaware business trust wholly owned by Cendant, sold an aggregate of 29,900,000 current FELINE PRIDES. Cendant sold the current FELINE PRIDES through a public offering under to a registration statement on Form S-3, and a prospectus and prospectus supplement each dated February 24, 1998. The current FELINE PRIDES began trading on the NYSE on or about February 25, 1998.

        Following Cendant's announcement of potential accounting irregularities on April 15, 1998, eight suits were commenced against Cendant, Cendant's present and former officers, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities, Inc. and Ernst & Young, LLP, by persons who had acquired or purchased Cendant's current FELINE PRIDES. A lead plaintiff was selected to represent all persons who purchased or acquired current FELINE PRIDES during the period of February 24, 1998 through and including April 15, 1998 and who purchased or acquired current FELINE PRIDES in the open market during the period of April 16, 1998 through and including July 15, 1998. Kirby McInerney & Squire, LLP, is plaintiffs' lead counsel. An amended and consolidated class action complaint was filed in the consolidated action, which is entitled In Re Cendant Corporation PRIDES Litigation and is pending in the United States District Court for the District of New Jersey. The complaint asserts claims arising under sections 11, 12(a)(2) and 15 of the Securities Act of 1933, and sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The complaint alleges that the registration statement, prospectus and prospectus supplement for the current FELINE PRIDES offering contained materially false and misleading statements due to the accounting irregularities discussed above and that Cendant made other misstatements and omissions of material fact on and after April 15, 1998.

        On March 17, 1999, Cendant reached a final agreement to settle the class action lawsuit that was brought on behalf of the holders of Income or Growth FELINE PRIDES ("PRIDES") securities who purchased their securities on or prior to April 15, 1998, the date on which Cendant announced the discovery of accounting irregularities in the former business units of CUC. Under the terms of the final agreement, only holders who owned PRIDES at the close of business on April 15, 1998 will be eligible to receive a new additional "Right" for each PRIDES security held. Right holders may (a) sell them or (b) exercise them by delivering to Cendant, three Rights together with two PRIDES in exchange for two New PRIDES (the "New PRIDES"), for a period beginning upon distribution of the Rights and concluding upon expiration of the Rights (February 2001).

        The terms of the NEW PRIDES will be the same as the original PRIDES except that the conversion rate will be revised so that, at the time the Rights are distributed, each New PRIDES will have a value equal to $17.57 more than each original PRIDES, or, in the aggregate, approximately $351.0 million. The final agreement also requires Cendant to offer to sell four million additional PRIDES (having identical terms to currently outstanding PRIDES) to holders of Rights for cash, at a value which will be based on the valuation model that will be utilized to set the conversion rate of the New York PRIDES. The offering of additional PRIDES will be made only pursuant to a prospectus filed with the SEC. Cendant currently expects to use te proceeds of such offering to pay indebtedness, repurchase its common stock and for other general corporate purposes.

        The arrangement to offer additional PRIDES is designed to enhance the trading value of the Rights by removing up to six million Rights from circulation via exchanges associated with the offering and to enhance the open market liquidity of the New PRIDES by creating four million New PRIDES via exchanges associated with the offering. If holders of Rights do not acquire all such additional PRIDES, under certain circumstances they will be offered to the public. Under the settlement agreement, Cendant also agreed to file a shelf registration statement for an additional 15 million special PRIDES to holders of Rights at a price in cash equal to 105% of their theoretical value. The special PRIDES, if issued, would have the same terms as the currently outstanding PRIDES and could be used to exercise Rights.

        Based on a market price of $18.625 the closing price per share of Cendant's common stock on August 9, 1999, the effect of the issuance of the New PRIDES will be to distribute approximately 18 million more of the shares of Cendant's common stock when the mandatory purchase of Cendant's common stock associated with the PRIDES occurs in February 2001.

        On June 15, 1999, the United States District Court for the District of New Jersey entered an order and judgment approving the settlement described above and awarding fees to counsel to the class. One objector, who objected to a portion of the issuance of the settlement notice concerning fees to be sought by counsel to the class and the amount of fees to be sought by counsel to the class, has filed an appeal to the U.S. Court of Appeals for the Third Circuit from the District Court order approving the settlement and awarding fees to counsel to the class. Although under the settlement, the Rights are required to be distributed following the conclusion of court proceedings, including appeals, Cendant believes that the appeal is without merit. As a result, Cendant presently intends to distribute the Rights in September or October 1999 after the effectiveness of the registration statement filed with the SEC covering the New PRIDES.

        In addition, Cendant is obligated under the settlement to advance or pay, as incurred, the reasonable costs of:

        o      assembling the list of class members;

        o      printing, mailing and publishing the notices;

        o reimbursing brokers or nominees for costs in identifying and/or forwarding notices to class members or their nominees;

        o all listing, SEC registration and filing fees, and other costs associated with issuance of the rights and the new FELINE PRIDES;

        o      the settlement administrator, which costs will not exceed
               $160,000; and

        o other similar cash costs associated with the implementation of the settlement. Cendant is also obligated to pay the reasonable expenses of the law firm of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, retained to assist lead plaintiffs' counsel in drafting appropriate portions of the stipulation. Additionally, Cendant will be solely responsible for the costs identified in this section if the settlement is ultimately not consummated.

        Based on the settlement agreement, Cendant recorded an after tax charge of approximately $228 million, or $0.26 per diluted share, which is $351 million pre-tax, in the fourth quarter of 1998 associated with the agreement in principle to settle the FELINE PRIDES securities class action. Cendant recorded an increase in additional paid-in capital of $350 million offset by a decrease in retained earnings of $228 million resulting in a net increase in stockholders' equity of $122 million as a result of the prospective issuance of the common stock. As a result, the settlement should not reduce net book value. In addition, the settlement is not expected to reduce 1999 earnings per share unless Cendant's common stock price materially appreciates.

                             THE CENDANT TRUSTS

        Each of the Cendant trusts is a statutory business trust formed under Delaware law pursuant to

        o a declaration of trust executed by Cendant as sponsor for each trust and the Cendant trustees of each trust and

        o the filing of a certificate of trust with the Secretary of State of the State of Delaware.

        Each Cendant trust exists for the exclusive purposes of

        o issuing and selling the trust preferred securities and common securities representing common undivided beneficial interests in its assets,

        o using the gross proceeds from the sale of its trust securities to acquire the debt securities and

        o engaging in only those other activities necessary, appropriate, convenient or incidental to these purposes.

         All of the common securities will be directly or indirectly owned by Cendant. The common securities will rank equably, and payments on them will be made proportionately, with the trust preferred securities. However, if an event of default under the declaration has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Cendant will directly or indirectly acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Cendant trust.

        Unless otherwise specified in the applicable prospectus supplement, each Cendant trust has a term of up to 55 years but may terminate earlier, as provided in the Declaration. Each Cendant trust's business and affairs will be conducted by the trustees (the "Cendant trustees") appointed by Cendant as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Cendant trustees of each Cendant trust. The duties and obligations of the Cendant trustees shall be governed by the declaration of that Cendant trust. A majority of the Cendant trustees (the "regular trustees") of each Cendant trust will be persons who are employees or officers of or who are affiliated with Cendant. One Cendant trustee of each Cendant trust will be a financial institution (the "institutional trustee") that is not affiliated with Cendant and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, under the terms provided in the applicable prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Cendant trustee of each Cendant trust will be an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). Cendant will pay all fees and expenses related to the Cendant trust and the offering of the trust securities.

        Unless otherwise specified in the applicable prospectus supplement, the institutional trustee and Delaware trustee for each Cendant trust shall be Wilmington Trust Company, and its address in the State of Delaware is Rodney Square, North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of each Cendant trust shall be c/o Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey 07054, telephone (973) 428-9700.

                     RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges of Cendant for the fiscal years ended December 31, 1995, 1996, 1997 and 1998 and for the six months ended June 30, 1999. For the purpose of calculating this ratio, "earnings" consist of income from continuing operations before income taxes plus fixed charges, and "fixed charges" consist of interest on all indebtedness, amortization of debt expense, the portion of rental expenses on operating leases deemed to be representative of the interest factor, and preferred stock dividend requirements of consolidated subsidiaries.



                                                          HISTORICAL
                          --------------------------------------------------------------------------
                             SIX MONTHS               YEAR ENDED DECEMBER 31,
                                ENDED        -------------------------------------------------------
                            JUNE 30, 1999         1998          1997          1996          1995
                            -------------         ----          ----          ----          ----
Ratio of Earnings to
   Fixed Charges(1).......    4.56x              1.29x          1.44x         2.60x         2.08x




--------------

(1) For the six months ended June 30, 1999, income from the continuing operations before income taxes and minority interest includes non-recurring charges of ($36,900,000) and a net gain on disposition of businesses of $749,500,000. Excluding such items, the ratio of earnings to fixed charges for the six months ended
        June 30, 1999 is 2.59x.



                                  USE OF PROCEEDS

        Unless otherwise provided in a prospectus supplement, the net proceeds from the offering of the securities will be used for general corporate purposes, which may include acquisitions, repayment of other debt, acquisition of Cendant's common stock, working capital and capital expenditures. When a particular series of securities is offered, the applicable prospectus supplement will describe Cendant's intended use for the net proceeds received for the sale of securities. Pending application for specific purposes, the net proceeds may be invested in short-term marketable securities.

                        DESCRIPTION OF THE DEBT SECURITIES

        The debt securities may be offered from time to time by Cendant as senior debt securities and/or as subordinated debt securities. The senior debt securities will be issued under the senior indenture, as it may be supplemented from time to time, between Cendant and The Bank of Nova Scotia Trust Company of New York, as senior trustee. The subordinated debt securities will be issued under the subordinated indenture, as it may be supplemented from time to time, between Cendant and The Bank of Nova Scotia Trust Company of New York, as the subordinated trustee. The term "trustee", as used here, refers to either the senior trustee or the subordinated trustee, as appropriate. The forms of the senior indenture and the subordinated indenture, which are sometimes referred to here collectively as the "indentures" and individually as an "indenture", have been filed as exhibits to the registration statement. The terms of the indentures are also governed by the applicable provisions of the Trust indenture Act of 1939. The following summary of material provisions of the debt securities does not purport to be complete and is qualified in its entirety by reference to the indentures.

GENERAL

        The indentures will provide for the issuance of debt securities in series up to the aggregate amount from time to time authorized by Cendant for each series. A prospectus supplement will provide the following terms, to the extent these terms are applicable to the debt securities, and information relating to the debt securities in respect of which this prospectus is delivered:

               o    the designation of the debt securities;

               o classification as senior or subordinated debt securities;

               o    the aggregate principal amount of the debt securities;

               o the percentage of the principal amount at which the debt securities will be issued;

               o the date or dates on which the debt securities will mature;

               o the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determination of that rate or rates;

               o the times and places at which the interest, if any, will be payable;

               o provisions for sinking, purchase or other analogous fund, if any;

               o the date or dates, if any, after which the debt securities may be redeemed at the option of Cendant or of the holder and the redemption price or prices;

               o the date or the dates, if any, after which the debt securities may be converted or exchanged at the option of the holder into or for shares of common stock or preferred stock of Cendant and the terms for any conversion or exchange; and

               o    any other specific terms of the debt securities.


        Principal, premium, if any, and interest, if any, will be payable and the debt securities offered here will be transferable, at the corporate trust office of the trustee's agent in the borough of Manhattan, City of New York, provided that payment of interest, if any, may be made at the option of Cendant by check mailed to the address of the person entitled to it as it appears in the security register. (Section 301 of each indenture)

        If a prospectus supplement specifies that a series of debt securities is denominated in a currency or currency unit other than United States dollars, that prospectus supplement shall also specify the denomination in which the debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the debt securities will be payable, which may be United States dollars based upon the exchange rate for the other currency or currency unit existing on or about the time a payment is due. Special United States federal income tax considerations applicable to any debt securities so denominated are also described in the applicable prospectus supplement.

        The debt securities may be issued in registered or bearer form and, unless otherwise specified in a prospectus supplement, in denominations of $1,000 and integral multiples. Debt securities may be issued in book-entry form, without certificates. Any issue will be described in the prospectus supplement relating to the debt securities. No service charge will be made for any transfer or exchange of the debt securities, but Cendant or the trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection with it.

        Debt securities may be issued under the indentures as original issue discount securities to be sold at a substantial discount from their stated principal amount. United States federal income tax consequences and other applicable considerations applicable will be described in the applicable prospectus supplement.

MERGER, CONSOLIDATION AND SALE OF ASSETS

        The indentures will provide that Cendant shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

         (1) the corporation formed by the consolidation or into which Cendant is merged or the person which acquires by conveyance or transfer, or which leases the properties and assets of Cendant substantially as an entirety

               (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any of its states or the District of Columbia and

               (B) shall expressly assume, by an indenture supplemental to it, executed and delivered to the trustee, in form satisfactory to the trustee, Cendant's obligation for the due and punctual payment of the principal, premium, if any, and interest on all the debt securities and the performance and observance of every covenant of the indentures on the part of Cendant to be performed or observed;

         (2) immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

         (3) Cendant or that person shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and supplemental indenture comply with this "Merger, Consolidation and Sale of Assets" section and that all conditions precedent here provided for relating to the transaction have been complied with. This paragraph shall apply only to a merger or consolidation in which Cendant is not the surviving corporation and to conveyances, leases and transfers by Cendant as transferor or lessor. (Section 801 of each indenture)

        The indentures will further provide that upon any consolidation by Cendant with or merger by Cendant into any other corporation or any conveyance, transfer or lease of the properties and assets of Cendant substantially as an entirety to any person in accordance with the preceding paragraph, the successor person formed by the consolidation or into which Cendant is merged or to which the conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Cendant under the indentures with the same effect as if the successor person had been named as Cendant, and in the event of a conveyance or transfer, Cendant, which term shall for this purpose mean Cendant Corporation or any successor person which shall become such in the manner described in the preceding paragraph, except in the case of a lease, shall be discharged of all obligations and covenants under the indentures and the debt securities and the coupons and may be dissolved and liquidated. (Section 802 of each indenture)

EVENTS OF DEFAULT

        The following will be "events of default" under the indentures with respect to debt securities of any series:

        (1) default in the payment of any interest on any debt securities of that series or any related coupon, when the interest or coupon becomes due and payable, and continuance of the default for a period of 30 days;

        (2) default in the payment of the principal or premium, if any, on any debt securities of that series at its maturity;

        (3) default in the deposit of any sinking fund payment when and as due under the terms of the debt securities of that series and the indentures;

        (4) default in the performance, or breach, of any covenant or warranty of Cendant in the indentures, other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere under this "Events of Default" section, and continuance of the default or breach for a period of 90 days after there has been given, by registered or certified mail, to Cendant by the trustee or to Cendant and the trustee by the holders of at least 25% in principal amount of all outstanding debt securities, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a "notice of default thereunder;"

        (5) the entry of a decree or order by a court having jurisdiction in the premises adjudging Cendant bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Cendant under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Cendant or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

        (6) the institution by Cendant of proceedings to be adjudicated bankrupt or insolvent, the consent by it to the institution of bankruptcy or insolvency proceedings against it, the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, the consent by it to the filing of any petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Cendant or of any substantial part of its property, the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

        (7)    (A)  there shall have occurred one or more defaults by
                    Cendant in the payment of the principal or premium, if any, on debt aggregating $50 million or more, when the same becomes due and payable at its stated maturity, and the default or defaults shall have continued after any applicable grace period and shall not have been cured or waived,

               (B) debt of Cendant aggregating $50 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased, other than by regularly scheduled required prepayment, prior to its stated maturity; or

        (8) any other event of default provided with respect to debt securities of that series.

        If an event of default described in clause (1), (2), (3), (4), (7) or (8) above with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series of all of the debt securities of that series to be due and payable immediately. The declaration shall be made by a notice in writing to Cendant and to the trustee if given by holders, and upon that declaration the principal amount or specified portion of it, shall become immediately due and payable. If an event of default described in clause (5) or (6) above occurs and is continuing, then the principal amount of all the debt securities shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder, subject, however, to all rights, powers and limitations provided for by the Federal Bankruptcy Code or any other applicable federal or state law.

        At any time after a declaration of acceleration with respect to debt securities of any series or of all series, has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in article five of the indentures, the holders of a majority in principal amount of the outstanding debt securities of that series or of all series, by written notice to Cendant and the trustee, may rescind and annul the declaration and its consequences if:

        (1) Cendant has paid or deposited with the trustee a sum sufficient to pay in the currency in which the debt securities of the series are payable, except as otherwise specified under section 301 of the indentures for the debt securities of that series and except, if applicable, as provided in various provisions of section 312 of the indentures:

               (A) all overdue interest on all outstanding debt securities of that series or of all series and any related coupons;

               (B) all unpaid principal of and premium, if any, on any
                   outstanding debt securities of that series or of all series which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities;

               (C) to the extent that payment of the interest is lawful,
                   interest on overdue interest at the rate or rates prescribed in the debt securities; and

               (D) all sums paid or advanced by the trustee and the
                   reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

        (2) all events of default with respect to debt securities of that series or of all series other than the non-payment of amounts of principal of or premium if any, or interest on debt securities of that series or of all series, which have become due solely by the declaration of acceleration, have been cured or waived as provided in Section 513 of the indentures.

        No rescission shall affect any subsequent default or impair any consequent right consequent.

        Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the debt securities because of an event of default specified in clause (7) of the first paragraph of this section shall have occurred and be continuing, the declaration of acceleration shall be automatically annulled if the debt that is the subject of the event of default has been discharged or the debt holders have rescinded their declaration of acceleration in respect of that debt, and written notice of the discharge or rescission shall have been given to the trustee by Cendant and countersigned by the holders of the debt or a trustee, fiduciary or agent for the holders, within 30 days after the declaration of acceleration in respect of the debt securities, and no other event of default has occurred during the 30-day period which has not been cured or waived during that period. (Section 502 of each indenture)

        Subject to section 502 of each indenture, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default described in clause (1), (2), (3), (4), (7), or (8) of the first paragraph of this section or, in the case of a default described in clause (5) or (6) of the first paragraph of this section, the holders of not less than a majority in principal amount of all outstanding debt securities may waive that past default, and its consequences, except a default

        o in respect of the payment of the principal, premium, if any or interest on any debt security or any related coupon, or

        o in respect of a covenant or provision which under the indentures cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected. (Section 513 of each indenture)

        Upon any such waiver, the default shall cease to exist, and any event of default arising from it shall be deemed to have been cured, for every purpose of the indentures. However, no waiver shall extend to any subsequent or other default or event of default or impair any consequent right. (Section 513 of each indenture)

        No holder of any debt security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy, unless

         (1) the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

         (2) the holders of not less than 25% in principal amount of the outstanding debt securities of that series in the case of any event of default under clause (1), (2), (3), (4), (7) or
               (8) of the first paragraph of this section, or, in the case of any event of default described in clause (5) or (6) of the first paragraph of this section, the holders of not less than 25% in principal amount of all outstanding debt securities, shall have made written request to the trustee to institute proceedings in respect of that event of default in its own name as trustee under each of the indentures;

         (3) the holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with that request;

        (4) the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute any proceeding; and

         (5) no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority or more in principal amount of the outstanding debt securities of that series in the case of any event of default described in clause (1), (2), (3), (4), (7) or (8) of the first paragraph of this section, or, in the case of any event of default described in clause (5) or (6) of the first paragraph of this section, by the holders of a majority or more in principal amount of all outstanding debt securities. (Section 507 of each indenture)

        During the existence of an event of default, the trustee is required to exercise the rights and powers vested in it under either indenture in good faith. Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee under the indentures is not under any obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to the provisions concerning the rights of the trustee, with respect to the debt securities of any series, the holders of not less than a majority in principal amount of the outstanding debt securities of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indentures.

        Within 90 days after the occurrence of any default with respect to debt securities of any series, the trustee shall transmit in the manner and to the extent provided in the Trust Indenture Act section 313(c), notice of the default known to the trustee, unless the default shall have been cured or waived. However, in the case of a default in the payment of the principal, premium, if any, or interest on any debt securities of that series, or in the payment of any sinking fund installment with respect to debt securities of that series, the trustee shall be protected in withholding the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of the notice is in the interest of the holders of debt securities of that series and any related coupons. Furthermore, in the case of any default of the character specified in clause (7) of the first paragraph of this section with respect to debt securities of that series, no notice to holders shall be given until at least 30 days after its occurrence.

        Cendant is required to deliver to the trustee, within 120 days after the end of each fiscal year, a brief certificate of Cendant's compliance with all of the conditions and covenants under the indentures.

DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURES

        The indentures will provide that Cendant may, at its option and at any time, terminate its obligations with respect to the outstanding debt securities of any series ("defeasance"). Defeasance means that Cendant shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities and any related coupons, except for the following which shall survive until otherwise terminated or discharged under the indentures:

         (A) the rights of holders of outstanding debt securities and any related coupons

               (1) to receive, solely from the Cendant trust fund described in the indentures, payments in respect of the principal, premium if any and interest on the debt securities and any related coupons when these payments are due, and

               (2) to receive shares of common stock or other securities
                   from Cendant upon conversion of any convertible debt securities issued under it,

         (B) Cendant's obligations to issue temporary debt securities, register the transfer or exchange of any debt securities, replace mutilated, destroyed, lost or stolen debt securities, maintain an office or agency for payments in respect of the debt securities and, if Cendant acts as its own paying agent, hold in trust, money to be paid to the persons entitled to payment, and with respect to additional amounts, if any, on such debt securities as contemplated in the indentures,

         (C) the rights, powers, trusts, duties and immunities of the trustee under the indentures and

         (D)   the defeasance provisions of the indentures.

         With respect to subordinated debt securities, money and securities held in trust under the defeasance and covenant defeasance provisions described here, shall not be subject to the subordination provisions of the subordinated indenture. In addition, Cendant may, at its option and at any time, elect to terminate its obligations with respect to the covenants that are provided in the indentures, some of which are described in the "Certain Covenants" section above, and any omission to comply with these obligations shall not constitute a default or an event of default with respect to the debt securities ("covenant defeasance").
(Section 1403 of each indenture)

        In order to exercise either defeasance or covenant defeasance:

        (1) Cendant shall irrevocably have deposited or caused to be deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities and any related coupons,

               (A) money in an amount and in the currency in which the debt securities and any related coupons are then specified as payable at stated maturity,

               (B) government obligations applicable to the debt
                   securities, determined on the basis of the currency in which the debt securities are then specified as payable at stated maturity, which through the scheduled payment of principal and interest in accordance with their terms will provide, not later than one day before the due date of any payment of principal, including any premium and interest if any, under the debt securities and any related coupons, money in an amount or

               (C) a combination of (A) and (B), sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge

                   o the principal, premium if any and interest on the outstanding debt securities and any related coupons on the stated maturity or redemption date, if applicable, of the principal and premium, if any, installment or interest and

                   o any mandatory sinking fund payments or analogous payments applicable to the outstanding debt securities and any related coupons on the day on which the payments are due and payable in accordance with the terms of the indentures and of the debt securities and any related coupons.

               However, the trustee shall have been irrevocably instructed to apply the money or the proceeds of the government obligations to said payments with respect to the debt securities and any related coupons. Before the deposit, Cendant may give to the trustee, in accordance with the redemption provisions in the indentures, a notice of its election to redeem all or any portion of the outstanding debt securities at a future date in accordance with the terms of the debt securities of that series and the redemption provisions of the indentures. The notice shall be irrevocable and if given, shall be given effect in applying the above; and

        (2) no default or event of default with respect to the debt securities and any related coupons shall have occurred and be continuing on the date of this deposit. Insofar as the event of default described in clauses (5) and (6) of the events of default section above are concerned, at any time during the period ending on the 91st day after the date of this deposit, it being understood that this condition shall not be deemed satisfied until the expiration of this period;

        (3) a defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indentures or any other material agreement or instrument to which Cendant is a party or by which it is bound;

         (4) in the case of a defeasance, Cendant shall have delivered to the trustee an opinion of counsel stating that

               o Cendant has received from, or there has been published by, the Internal Revenue Service a ruling or

               o since the issue date, there has been a change in the applicable federal income tax law,

               in either case to the effect that, and based on the above the opinion shall confirm that, the holders of the outstanding debt securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

         (5) in the case of a covenant defeasance, Cendant shall have delivered to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

         (6) notwithstanding any other provisions of the defeasance and covenant defeasance provisions of the indentures, the defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations under Section 301 of the indentures; and

         (7) Cendant shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indentures to either defeasance or covenant defeasance, as the case may be, have been complied with. (Section 1404 of each indenture)

SATISFACTION AND DISCHARGE

        The indentures shall upon Cendant's request cease to be of further effect with respect to any series of debt securities, except as to any surviving rights of registration of transfer or exchange of debt securities of that series expressly provided for in this prospectus and Cendant's obligation to pay any additional amounts as contemplated by Section 1005 of each indenture. The trustee, at Cendant's expense, shall execute proper instruments acknowledging satisfaction and discharge of the indenture as to that series when

         (1)   either

               (A) all theretofore authenticated and delivered debt
                   securities of that series and delivered and all appertaining coupons, if any, other than

                   (1) coupons appertaining to bearer securities surrendered for exchange for registered securities and maturing after the exchange, whose surrender is not required or has been waived as provided in Section 305 of the indentures,

                   (2) debt securities and coupons of the series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the indentures,

                   (3) coupons appertaining to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived as provided in Section 1106 of the indentures, and

                   (4) debt securities and coupons of the series for whose payment money has theretofore been deposited in trust with the trustee or any paying agent or segregated and held in trust by Cendant and thereafter repaid to Cendant, as provided in Section 1003 of the indentures, have been delivered to the trustee for cancellation; or

               (B) all debt securities of that series and, in the case of
                   (1) or (2) below, any appertaining coupons appertaining not theretofore delivered to the trustee for cancellation

                   (1)       have become due and payable,

                   (2) will become due and payable at their stated maturity within one year, or

                   (3) if redeemable at Cendant's option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in Cendant's name at its expense, and

                             Cendant, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose an amount, in the currency in which the debt securities of that series are payable. The amount shall be sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal, premium if any and interest to the date of the deposit, in the case of debt securities which have become due and payable, or to the stated maturity or redemption date;

         (2) Cendant has paid or caused to be paid all other sums payable by it under this prospectus; and

         (3) Cendant has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided here for relating to the satisfaction and discharge of the indentures as to that series have been complied with. (Section 401 of each indenture)

AMENDMENTS AND WAIVERS

        The indentures will provide that at any time and from time to time, Cendant and the trustee may, without the consent of any holder of debt securities, enter into one or more supplemental indentures for specified purposes, including, among other things,

        o to cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under the indentures, provided that this action shall not adversely affect the interests of the holders in any material respect,

        o to effect or maintain the qualification of the indentures under the Trust indenture Act, or

        o to evidence the succession of another person to Cendant and the assumption by any successor of Cendant's obligations in accordance with the indentures and the debt securities. (Section 901 of each indenture).

         Other amendments and modifications of the indentures or the debt securities may be made by Cendant and the trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all of the then outstanding debt securities of any series. However,

         (1) no modification or amendment may, without the consent of the holder of each affected outstanding debt security do the following:

               o change the stated maturity of the principal or any installment of interest on any debt security,

               o reduce the principal amount, the rate of interest or any premium payable upon redemption,

               o change any of Cendant's obligations to pay additional amounts contemplated by Section 1005 of each indenture except as contemplated and permitted by the provisions of the indentures,

               o reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of its maturity under section 502 of the indentures of the amount provable in bankruptcy under section 504 of the indentures,

               o adversely affect any right of repayment at the option of any holder of any debt security,

               o change any place of payment where any debt security, premium or the interest is payable,

               o change the currency in which any debt security, premium or the interest is payable,

               o impair the right to institute suit for the enforcement of any payment on the debt security on or after the stated maturity or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date, or

               o adversely affect any right to convert or manage any debt securities as may be provided under section 301 of the indentures, or

         (2) no modification or amendment may, without the consent of the holder of each affected outstanding debt security

               o reduce the percent in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture, for any waiver of compliance with the provisions of the indentures or defaults under the indentures and their consequences provided for in the indentures, or

               o   reduce the requirements for quorum or voting.

GOVERNING LAW

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York. The indentures are subject to the provisions of the Trust indenture Act that are required to be a part of the indentures and shall, to the extent applicable, be governed by these provisions.

CERTAIN DEFINITIONS

        Provided below is a summary of some of the defined terms used in the indentures.

        "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to the above.

        "Capital Stock" means any and all shares, interests, participations, rights or equivalents, however designated, of Cendant's corporate stock or any principal subsidiary.

        "Company Request" or "Company Order" means a written request or order signed in the name of Cendant by its chairman, its president, any vice president, its treasurer or an assistant treasurer, and delivered to the trustee.

        "Debt" means notes, bonds, debt securities or other similar evidences of indebtedness for money borrowed.

        "Default" means any event which is, or after notice or passage of time or both would be, an event of default.

        "Fair Market Value" means the fair market value of the item in question as determined by the board of directors acting in good faith and in exercise of its fiduciary duties.

        "Holder" means a person in whose name a debt security is registered in the security register.

        "Interest Payment Date" means the stated maturity of an installment of interest on the debt securities.

        "Issue Date" means the date of first issuance of the debt securities under either indenture.

        "Maturity", when used with respect to any debt securities, means the date on which the principal of that debt security or an installment of principal becomes due and payable, whether at the stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

        "Officers' Certificate" means a certificate signed by the chairman, the president or a vice president, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary of Cendant, and delivered to the trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for Cendant, including an employee of Cendant, and who shall be acceptable to the trustee.

        "Original Issue Discount security" means any debt security which provides for an amount less than the principal amount to be due and payable upon a declaration of acceleration of the maturity under Section 502 of the indentures.

        "Outstanding", when used with respect to debt securities, means, as of the date of determination, all debt securities theretofore authenticated and delivered under the indentures, except:

        o debt securities theretofore cancelled by the trustee or delivered to the trustee for cancellation;

        o debt securities, or portions of the debt securities, for whose payment, money in the necessary amount has been theretofore deposited with the trustee or any paying agent other than Cendant, in trust or set aside and segregated in trust by Cendant if Cendant shall act as its own paying agent, for the holders of these debt securities;

        o debt securities, except to the extent provided in the "Defeasance or Covenant Defeasance of the Indentures" section, with respect to which Cendant has effected defeasance and/or covenant defeasance as provided in the indenture; and

        o mutilated, destroyed, lost or stolen debt securities which have become or are about to become due and payable which have been paid under section 306 of the indentures or in exchange for or in lieu of which other debt securities have been authenticated and delivered under the indenture, other than any debt securities in respect of which there shall have been presented to the trustee proof satisfactory to it that these debt securities are held by a bona fide purchaser in whose hands the debt securities are valid obligations of Cendant.

        However, in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indentures, and for the purpose of making the calculations required by the Trust Indenture Act Section 313, debt securities owned by Cendant, any other obligor upon the debt securities, any affiliate of Cendant or such other obligor shall be disregarded and deemed not to be outstanding. Except that, in determining whether the trustee shall be protected in making this calculation or in relying upon any request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee's right so to act with respect to these debt securities and that the pledgee is not Cendant, any other obligor upon the debt securities, any affiliate of Cendant or such other obligor.

        "Paying Agent" means any person, including Cendant acting as paying agent, authorized by Cendant to pay the principal, premium if any, or interest on any debt securities on behalf of Cendant.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Responsible Officer", when used with respect to the trustee, means:

        o the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller,

        o any other officer of the trustee customarily performing functions similar to those performed by any of the above-designated officers, and

        o with respect to a particular corporate trust matter, any other officer to whom that matter is referred because of his knowledge of and familiarity with the particular subject.

        "Rolling Period" shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 305 of the indenture.

        "Stated Maturity", when used with respect to any debt security, any installment of principal or interest, means the date specified in this debt security as the fixed date on which the principal of this debt security or the installment of principal or interest is due and payable.

        "Subsidiary" means any corporation of which at the time of determination Cendant, directly and/or indirectly through one or more subsidiaries, owns more than 50% of the voting stock.

        "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which the indentures were executed, except that any supplemental indenture executed under the indentures shall conform to the requirements of the Trust Indenture Act as in effect on the date of its execution.

        "Trustee" means The Bank of Nova Scotia Trust Company of New York until a successor trustee shall have become trustee under the applicable provisions of the indentures. After that "trustee" shall mean that successor trustee.

        "Vice President", when used with respect to Cendant or the trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation. This is irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

                        DESCRIPTION OF COMMON STOCK

        The following description of Cendant 's common stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions provided in Cendant's amended and restated certificate of incorporation, and amended and restated by-laws. The certificate of incorporation and by-laws are exhibits to this registration statement.

        The Company is authorized to issue up to 2,000,000,000 shares of common stock, par value $.01 per share. As of August 6, 1999, there were approximately 720,331,470 shares of common stock outstanding.

GENERAL

        Subject to the rights of the holders of any shares of Cendant's preferred stock which may at the time be outstanding, holders of common stock are entitled to the dividends the board of directors may declare out of its legally available funds. The holders of common stock will possess exclusive voting rights in Cendant, except to the extent the board of directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Cendant, the holders of common stock are entitled to receive, after payment of all of Cendant 's debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Cendant . Holders of the common stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of common stock sold under this prospectus will be fully paid and non-assessable upon issuance against full payment of their purchase price. The common stock is listed on the New York Stock Exchange under the symbol "CD."

CERTAIN PROVISIONS

        The provisions of Cendant's certificate and by-laws which are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

CLASSIFIED BOARD

        The board of directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the stockholders without cause only by the affirmative vote of the holders, voting as a single class of 80% or more of the total number of votes entitled to be cast by all holders of the voting stock, which shall include all capital stock of Cendant which by its terms may vote on all matters submitted to stockholders of Cendant generally. In additon, under the by-laws

        o an affirmative vote of 80% of the entire board of directors will be required to change the number of directors, and

        o a quorum, at any meeting of the board of directors, shall consist of a majority of the entire board of directors.

SPECIAL MEETINGS OF STOCKHOLDERS

        A special meeting of stockholders may be called only by the chairman of the board of directors, the president or the board of directors under a resolution approved by a majority of the entire board of directors.

QUORUM AT STOCKHOLDER MEETINGS

        The holders of one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum at all stockholder meetings.

STOCKHOLDER ACTION BY WRITTEN CONSENT

        Stockholder action by written consent instead of a meeting is prohibited under the certificate. As a result, stockholder action can be taken only at an annual or special meeting of stockholders. This prevents the holders of a majority of the outstanding voting stock of Cendant from using the written consent procedure to take stockholder action without giving all the stockholders of Cendant entitled to vote on a proposed action the opportunity to participate in determining the proposed action.

ADVANCE NOTICE OF STOCKHOLDER--PROPOSED BUSINESS AT ANNUAL MEETINGS

        The by-laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to Cendant's secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Cendant not less than 60 days nor more than 90 days prior to the meeting. However, if there is a less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which the notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary must provide as to each matter the stockholder proposes to bring before the annual meeting:

        o a brief description of the business desired to be brought before the annual meeting,

        o the name and address, as they appear on Cendant's books, of the stockholder proposing that business,

        o the class and number of shares of Cendant which are beneficially owned by the stockholder, and

        o      any material interest of the stockholder in that business.

        In addition, the by-laws provide that for a stockholder to properly nominate a director at a meeting of stockholders, the stockholder must have given timely notice in writing to the secretary of Cendant. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Cendant:

        o in the case of an annual meeting, at least 90 days prior to the date of the last annual meeting of Cendant stockholders and

        o with respect to a special meeting of stockholders, the close of business on the 10th day following the date on which notice of that meeting is first given to stockholders.

        The stockholder's notice to the secretary must contain:

        o the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,

        o a representation that the stockholder is holder of record of common stock and intends to appear in person or by proxy at the meeting to nominate each nominee,

        o a description of all arrangements between the stockholder and each nominee,

        o any other information with respect to each nominee as would be required to be included in a proxy statement filed under the proxy rules of the commission, and

        o the consent of each nominee to serve as director of Cendant if so elected.

AMENDMENT OF GOVERNING DOCUMENTS

        The certificate requires a super-majority of stockholders to approve amendments to the certificate and the by-laws.

FAIR PRICE PROVISIONS

        Under the Delaware General Corporation Law and the certificate, an agreement of merger, sale, lease or exchange of all or substantially all of Cendant's assets must be approved by the board of directors and adopted by the holders of a majority of the outstanding shares of stock entitled to vote. However, the certificate includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of Cendant's directors, voting together as a single class, to approve various business combination transactions, including mergers, recapitalization and the issuance or transfer of securities. This applies to business combination transactions of Cendant or a subsidiary having an aggregate fair market value of $10 million or more, involving Cendant or a subsidiary and an owner or any affiliate of an owner of 5% or more of the outstanding shares of capital stock entitled to vote, unless either

        o the business combination is approved by a majority of disinterested directors, or

        o the shareholders receive a "fair price" for their securities and various other procedural requirements are met. The certificate provides that this provision may not be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors.


          DESCRIPTION OF TRUST PREFERRED SECURITIES OF THE CENDANT TRUSTS

GENERAL

        Each Cendant trust may issue, from time to time, only one series of trust preferred securities having terms described in the prospectus supplement relating to it. The declaration of each Cendant trust authorizes the regular trustees of the Cendant trust to issue on behalf of that Cendant trust one series of trust preferred securities. Each declaration will be qualified as an indenture under the Trust Indenture Act. The institutional trustee, an independent trustee, will act as indenture trustee for the trust preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The trust preferred securities will have terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions as shall be established by the regular trustees in accordance with the applicable declaration or as shall be provided in the declaration or made part of the declaration by the Trust Indenture Act. Reference is made to any prospectus supplement relating to the trust preferred securities of a Cendant trust for specific terms of the trust preferred securities, including, to the extent applicable:

        o the distinctive designation of the trust preferred securities,

        o the number of trust preferred securities issued by the Cendant trust,

        o the annual distribution rate or method of determining that rate for trust preferred securities issued by the Cendant trust and the date or dates upon which the distributions shall be payable. Provided, however, that distributions on the trust preferred securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of the trust preferred securities as of a record date in each quarter during which the trust preferred securities are outstanding,

        o any right of the Cendant trust to defer quarterly distributions on the trust preferred securities as a result of an interest deferral right exercised by Cendant on the subordinated debt securities held by the Cendant trust,

        o whether distributions on trust preferred securities shall be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities shall be cumulative,

        o the amount or amounts which shall be paid out of the assets of the Cendant trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of such Cendant trust,

        o the obligation or option, if any, of the Cendant trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities shall be purchased or redeemed, in whole or in part, under the obligation or option with the redemption price to be specified in the applicable prospectus supplement,

        o the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the declaration,

        o the terms and conditions, if any, upon which subordinated debt securities held by the Cendant trust may be distributed to holders of trust preferred securities, and

        o any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities consistent with the declaration or with applicable law.

         All trust preferred securities offered here will be guaranteed by Cendant to the extent provided below under "Description of Trust Guarantees." The trust guarantee issued to each Cendant trust, when taken together with Cendant's back-up undertakings, consisting of its obligations under each declaration including the obligation to pay expenses of each Cendant trust, the applicable indenture and any applicable supplemental indentures and the subordinated debt securities issued to any Cendant trust will provide a full and unconditional guarantee by Cendant of amounts due on the trust preferred securities issued by each Cendant trust. The payment terms of the trust preferred securities will be the same as the subordinated debt securities issued to the applicable Cendant trust by Cendant .

        Each declaration authorizes the regular trustees to issue on behalf of the applicable trust one series of common securities having terms including distributions, redemption, voting, liquidation rights or restrictions as shall be established by the regular trustees in accordance with the declaration or as shall otherwise be provided in it. The terms of the common securities issued by each Cendant trust will be substantially identical to the terms of the trust preferred securities issued by the Cendant trust, and the common securities will rank equably, and payments will be made on them proportionately, with the trust preferred securities. However, if an event of default under the declaration has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. The common securities will also carry the right to vote and to appoint, remove or replace any of the Cendant trustees of the Cendant trust. All of the common securities of each Cendant trust will be directly or indirectly owned by Cendant.

        The financial statements of any Cendant trust that issues trust preferred securities will be reflected in Cendant's consolidated financial statements with the trust preferred securities shown as company-obligated mandatorily-redeemable trust preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. In a footnote to Cendant's audited financial statements there will be included statements that the applicable Cendant trust is wholly-owned by Cendant and that the sole asset of such Cendant trust is the subordinated debt securities, indicating the principal amount, interest rate and the maturity date.

                      DESCRIPTION OF TRUST GUARANTEES

        Provided below is a summary of information concerning the trust guarantees that will be executed and delivered by Cendant for the benefit of the holders, from time to time, of trust preferred securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement, Wilmington Trust Company will act as independent indenture trustee for Trust Indenture Act purposes under each trust guarantee (the "trust preferred securities guarantee trustee"). The terms of each trust guarantee will be those provided in the trust guarantee and those made part of the trust guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of trust guarantee and the Trust Indenture Act. A copy of the form of trust guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Each trust guarantee will be held by the trust preferred securities guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable Cendant trust.

GENERAL

        Unless otherwise specified in the applicable prospectus supplement, under each trust guarantee, Cendant will agree, to the extent provided, to pay in full to the holders of the trust preferred securities, the guarantee payments, except to the extent paid by the Cendant trust, as and when due, regardless of any defense, right of set-off or counterclaim which the Cendant trust may have or assert. The following payments or distributions with respect to the trust preferred securities are the guarantee payments, and to the extent not paid by the Cendant trust, will be subject to the trust guarantee (without duplication):

         (1) any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the Cendant trust shall have the requisite funds available,

         (2) the redemption price, including all accrued and unpaid distributions to the date of redemption, to the extent the Cendant trust has the requisite funds available, with respect to any trust preferred securities called for redemption by the Cendant trust and

         (3) upon a voluntary or involuntary dissolution, winding-up or termination of the Cendant trust, other than in connection with the distribution of debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of

               (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Cendant trust has the requisite funds available or

               (b) the amount of assets of the Cendant trust remaining for distribution to holders of the trust preferred securities in liquidation of the Cendant trust.

        Cendant's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Cendant to the holders of trust preferred securities or by causing the applicable Cendant trust to pay these amounts to the holders.

        Each trust guarantee will not apply to any payment of distributions except to the extent the applicable Cendant trust shall have the requisite funds available. If Cendant does not make interest or principal payments on the subordinated debt securities purchased by the Cendant trust, the Cendant trust will not pay distributions on the trust preferred securities issued by the Cendant trust and will not have the requisite funds available.

        Cendant has also agreed to guarantee the obligations of each Cendant trust with respect to the common securities (the "common guarantee") issued by these Cendant trusts to the same extent as the trust guarantee. However, if an event of default under the subordinated indenture has occurred and is continuing, holders of trust preferred securities under the trust guarantee shall have priority over holders of the common securities under the common guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF CENDANT

        Unless otherwise specified in the applicable prospectus supplement, in each trust guarantee, Cendant will covenant that, so long as any trust preferred securities issued by the applicable Cendant trust remain outstanding, if there shall have occurred any event of default under the trust guarantee or under the declaration of the Cendant trust, then:

         (A) Cendant will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, other than

               (1) purchases or acquisitions of Cendant's capital stock in connection with the satisfaction by Cendant of its obligations under any employee or agent benefit plans or the satisfaction by Cendant of its obligations under any contract or security outstanding on the date of the event requiring Cendant to purchase its capital stock,

               (2) as a result of a reclassification of Cendant's capital stock, other than into cash or other property, or the exchange or conversion of one class or series of Cendant's capital stock for another class or series of Cendant's capital stock,

               (3) the purchase of fractional interests in shares of
                   Cendant's capital stock under the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

               (4) dividends or distributions in Cendant's capital stock, rights to acquire capital stock or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or

               (5) redemptions or repurchases of any rights outstanding under a shareholder rights plan;

         (b) Cendant shall not make any payment of interest, principal or premium if any, on or repay, repurchase or redeem any debt securities issued by Cendant which rank junior to the subordinated debt securities issued to the applicable Cendant trust; and

        (c) Cendant shall not make any guarantee payments with respect to the above, other than under a trust guarantee.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

        Except with respect to any changes that do not adversely affect the rights of holders of trust preferred securities, in which case no consent of the holders will be required, each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities of the Cendant trust. The manner of obtaining the approval of holders of the trust preferred securities will be provided in accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee shall bind the successors, assigns, receivers, trustees and representatives of Cendant and shall inure to the benefit of the holders of the trust preferred securities of the applicable Cendant trust then outstanding.

EVENTS OF DEFAULT

        An event of default under a trust guarantee will occur upon Cendant's failure to perform any of its payment or other obligations under the trust guarantee. The holders of a majority in liquidation amount of the trust preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust preferred securities guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the trust preferred securities guarantee trustee under the trust guarantee.

        If the trust preferred securities guarantee trustee fails to enforce the trust guarantee, any record holder of trust preferred securities to which the trust guarantee relates may institute a legal proceeding directly against Cendant to enforce the trust preferred securities guarantee trustee's rights under the trust guarantee without first instituting a legal proceeding against the applicable Cendant trust, the trust preferred securities guarantee trustee or any other person or entity. Notwithstanding the above, if Cendant has failed to make a guarantee payment under a trust guarantee, a record holder of trust preferred securities to which that trust guarantee relates may directly institute a proceeding against Cendant for enforcement of such trust guarantee for the payment to the record holder of the trust preferred securities to which that trust guarantee relates of the principal of or interest on the applicable debt securities on or after the respective due dates specified in the debt securities, and the amount of the payment will be based on the holder's proportional share of the amount due and owing on all of the trust preferred securities to which that trust guarantee relates. Cendant has waived any right or remedy to require that any action be brought first against the applicable Cendant trust or any other person or entity before proceeding directly against Cendant. The record holder in the case of the issuance of one or more global trust preferred securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the trust preferred securities.

        Cendant will be required to provide annually to the trust preferred securities guarantee trustee a statement as to the performance by Cendant of some of its obligations under each outstanding trust guarantee and as to any default in that performance.

INFORMATION CONCERNING THE TRUST PREFERRED SECURITIES GUARANTEE TRUSTEE

        The trust preferred securities guarantee trustee, prior to the occurrence of a default to a trust guarantee, undertakes to perform only those duties as are specifically provided in that trust guarantee and, after default with respect to that trust guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the trust preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust guarantee at the request of any holder of trust preferred securities to which that trust guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION

        Each trust guarantee will terminate as to the trust preferred securities issued by the applicable Cendant trust upon full payment of the redemption price of all trust preferred securities of that Cendant trust, upon distribution of the debt securities held by that Cendant trust to the holders of all of the trust preferred securities of the Cendant trust or upon full payment of the amounts payable in accordance with the declaration of the Cendant trust upon liquidation of that Cendant trust. Each trust guarantee will continue to be effective or will be reinstated, if at any time any holder of trust preferred securities issued by the applicable Cendant trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

STATUS OF THE TRUST GUARANTEES

        The trust guarantees will constitute senior unsecured obligations of Cendant and will rank on a parity with all of Cendant's other senior unsecured obligations.

        Each trust guarantee will constitute a guarantee of payment and not of collection. The guaranteed party may institute a legal proceeding directly against Cendant to enforce its rights under that trust guarantee without instituting a legal proceeding against any other person or entity.

GOVERNING LAW

        The trust guarantees will be governed by and construed in accordance with the law of the State of New York.

         DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        Cendant may issue stock purchase contracts, including contracts obligating holders to purchase from Cendant, and Cendant to sell to the holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula provided in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require Cendant to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to these stock purchase contracts or stock purchase units.

                               PLAN OF DISTRIBUTION

        Cendant may sell the securities and the Cendant trusts may sell trust preferred securities being offered here in any of, or any combination of, the following ways:

        o       directly to purchasers;

        o       through agents;

        o       through underwriters; and/or

        o       through dealers.

        Offers to purchase securities may be solicited directly by Cendant and/or a Cendant trust or by agents designated by Cendant and/or a Cendant trust from time to time. Any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of securities, will be named, and any commissions payable by Cendant and/or a Cendant trust to that agent will be provided, in the prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily five business days or less.

        If an underwriter or underwriters are utilized in the offer or sale of securities, Cendant and/or the applicable Cendant trust will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters and the names of the underwriters and the principal terms of Cendant's and/or the applicable Cendant trust's agreement with the underwriters will be provided in the appropriate prospectus supplement.

        If a dealer is utilized in the offer or sale of securities, Cendant and/or the applicable Cendant trust will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the principal terms of Cendant's and/or the applicable Cendant trust's agreement with the dealer will be provided in the appropriate prospectus supplement.

        Agents, underwriters, and dealers may be entitled under agreements with Cendant and/or a Cendant trust to indemnification by Cendant and/or a Cendant trust against specified liabilities, including liabilities under the Securities Act. Agents, dealers and underwriters may also be customers of, engage in transactions with, or perform services for Cendant in the ordinary course of their business.

        Underwriters, agents or their controlling persons may engage in transactions with and perform services for Cendant in the ordinary course of business.

        The place and time of delivery for securities will be provided in the accompanying prospectus supplement for these securities.

                               LEGAL OPINIONS

        Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the Cendant trusts by Skadden, Arps, Slate, Meagher & Flom LPP. The validity of the securities offered here by Cendant will be passed on for Cendant by Eric J. Bock, Esq., Vice President--Legal of Cendant. Mr. Bock holds shares of common stock and options to acquire shares of common stock.

                                  EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from our annual report on Form 10-K/A for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, (which expresses an unqualified opinion and includes explanatory paragraphs relating to the litigation as described in Note 18, and the change in the method of recognizing revenue and membership solicitation costs as described in Note
2) which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of PHH Corporation for the year ended December 31, 1996, are consolidated with those of Cendant. With respect to the financial statements of PHH Corporation for the year ended December 31, 1996, the Cendant financial statements which are incorporated by reference in this prospectus, have been incorporated by reference in reliance upon the report of KPMG LLP, independent auditors, incorporated herein by reference and upon the authority of such firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND MORE INFORMATION

        Cendant files reports, proxy statements and other information with the Securities and Exchange Commission. Cendant's filings with the commission are available to the public over the Internet at the commission's web site at http:www.sec.gov. You may also read and copy any document Cendant files at the commission at the public reference rooms of the commission in Washington, D.C., New York, New York and Chicago, Illinois. Please call the commission at 1-800-SEC-0330 for further information on the public reference rooms.

        The commission allows Cendant to "incorporate by reference" the information Cendant files with them, which means that Cendant can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that Cendant files later with the commission will automatically update and supersede this information. Cendant incorporates by reference the documents listed below and any future filings made with the commission under sections 13(a), 13(c), 14 or 15(d) of the Exchange until we sell all of the securities.

        o Annual Report on Form 10-K/A for the year ended December 31, 1998.

        o      Quarterly Report on Form 10-Q for the quarter ended March
               31, 1999.

        o Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

        o      Current Report on Form 8-K dated April 22, 1999

        o      Current Report on Form 8-K dated May 25, 1999

        o      Current Report on Form 8-K dated June 2, 1999

        o      Current Report on Form 8-K dated June 22, 1999

        o      Current Report on Form 8-K dated July 9, 1999

        o      Current Report on Form 8-K dated July 16, 1999

        o      Current Report on Form 8-K dated July 23, 1999

        o The description of our common stock contained in the registration statements on Form 8-A dated July 27, 1984 and August 15, 1989

        You may request a copy of these filings at no cost, by writing or telephoning us at the following:

                             Investor Relations
                             Cendant Corporation
                             9 West 57th Street
                             New York, NY 10019
                             Telephone: (212) 413-1800
                               -------------------

        You should rely only on the information contained or incorporated by reference in this prospectus. Neither Cendant nor any underwriter has authorized anyone to provide you with different information. Neither Cendant nor any underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Cendant should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.


                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission Registration
Fee................................................    $ 247,648
*Trustee's Expenses................................    $  10,000
*Accounting Fees and Expenses......................    $ 100,000
*Legal Fees and Expenses...........................    $ 100,000
*Miscellaneous.....................................    $ 200,000

Total Expenses                                         $ 657,648

---------------

 * Estimated for purposes of completing the information required pursuant to this Item 14.


        The Company will pay all fees and expenses associated with filing the Registration Statement.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

        The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

        As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

        The Company maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

        Article IV of the Declaration of Trust for the Trust limits the liability to the Trust and designated other persons and provides for the indemnification by the Trust or the Company of Trustees, the Officers, other employees and designated other persons.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a) Exhibits

    EXHIBIT NO.                 DESCRIPTION                           PAGE NO.

        1.1 Form of Underwriting Agreement (Standard Provisions) for Debt Securities.
                     (Incorporated by reference to Exhibit 1.1 to the Company's Form S-3 Registration
                     Statement No. 333-45227)
        1.2 Form of Underwriting Agreement (Standard Provisions) for Common Stock. (Incorporated by reference to Exhibit 1.2 to the Company's Form S-3 Registration Statement No.
                     333-45227)
        1.3 Form of Underwriting Agreement (Standard Provisions) for Preferred Stock.
                     (Incorporated by reference to Exhibit 1.3 to the Company's Form S-3 Registration
                     Statement No. 333-45227)
        3.1          Amended and Restated Certificate of
                     Incorporation of the Registrant
                     (incorporated by reference to Appendix B to the Joint Proxy Statement/Prospectus included as part of the Registration
                     Statement on Form S-4 of the Registrant,
                     Registration No. 333-34517).
        3.2          Amended and Restated By-Laws of the
                     Registrant (incorporated by reference to
                     Appendix C of the Registrant's Proxy
                     Statement/Prospectus included as part of the Registration Statement of the Registrant, Registration No. 333-34517).
        4.1 Form of Certificate for the Company's Common Stock, par value $.01 per share.
                     (Incorporated by reference to Exhibit 4.1 to the Company's Form S-3 Registration
                     Statement No. 333-45227)
        4.2 Senior Indenture between the Company and The Bank of Nova Scotia Trust Company of New
                     York, as Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Form S-3 Registration Statement No. 333-45227)
        4.3 Form of Subordinated Indenture to be entered into by the Company and The Bank of Nova Scotia Trust Company of New York, as
                     Trustee. (Incorporated by reference to
                     Exhibit 4.3 to the Company's Form S-3
                     Registration Statement No. 333-45227)
        4.4          Certificate of Trust of Cendant Capital III.**
        4.5          Declaration of Trust of Cendant Capital III.**
        4.6          Certificate of Trust of Cendant Capital IV.
        4.7          Declaration of Trust of Cendant Capital IV.
        4.8          Certificate of Trust of Cendant Capital V.
        4.9          Declaration of Trust of Cendant Capital V.
        4.10 Form of Amended and Restated Declaration of Trust of Cendant Capital III, IV and V**
        4.11 Form of Trust Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant Capital III.**
        4.12 Form of Trust Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant Capital IV.**
        4.13 Form of Trust Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant Capital V.**
        4.14 Form of Purchase Contract Agreement between Cendant Corporation and The First National Bank of Chicago, as Purchase Contract Agent.**
        4.15 Form of Pledge Agreement among Cendant Corporation, The Chase Manhattan Bank, as Collateral Agent, and The First National
                     Bank of Chicago, as Purchase Contract Agent.**
        4.16 Forms of Senior Debenture (included as part of Exhibits 4.15, 4.16 and 4.17).**
        4.17 Forms of Preferred Security Certificate (included as part of Exhibits 4.5, 4.7 and 4.9).**
        4.18 Form of Income PRIDES certificate (included as part of Exhibit 4.13).**
        4.19 Form of Growth PRIDES certificate (included as part of Exhibit 4.13).**
        5.1 Opinion of Eric J. Bock, Esq. regarding the legality of the Securities being registered by the Company hereby.**
        5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Securities being registered by the Cendant Trusts hereby.**
        12.1 Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges.
        23.1 Consent of Deloitte & Touche LLP related to the financial statements of Cendant Corporation.
        23.2 Consent of KPMG LLP related to the financial statements of PHH Corporation.
        24.1 Power of Attorney (included on signature page).
        25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova Scotia Trust Company of New York, as Trustee for the Debentures.**
        25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee under the Declaration of Trust of Cendant Capital III, the Declaration of Trust of Cendant Capital
                     IV and the Declaration of Trust of Cendant
                     Capital V.**
        25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee under the Trust Preferred Securities Guarantee of Cendant Capital III, the Trust Preferred Securities Guarantee of Cendant Capital IV and the
                     Trust Preferred Securities Guarantee of
                     Cendant Capital V.**
        99.1 Form of Rights Agreement among Cendant Corporation and The First National Bank of Chicago.**

*     Previously filed.

**    To be filed by amendment.


ITEM 17. UNDERTAKINGS.

        Each of the undersigned registrants hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effect amendment to this registration statement:

                      (i) To include any prospectus required by Section
               10(a) (3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to
        Section 13(a) or 15(d) of the Securities Exchange act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
        1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.


SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cendant Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 2, 1999.

                                            CENDANT CORPORATION



                                            By: /s/ James E. Buckman
                                                ________________________
                                                  James E. Buckman
                                                  Vice Chairman
                                                  General Counsel and
                                                  Director



                             POWER OF ATTORNEY

        KNOWN BY ALL PERSONS BY THESE PRESENTS that each person whose signature appears below, constitutes and appoints Eric Bock, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the registrant's registration statement, in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, on Form S-3 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                         TITLE                    DATE
    ---------                         -----                    ----


 /s/ Henry R. Silverman
 _____________________________      Chairman of the Board,    September 2,
      (Henry R. Silverman)          President,  Chief         1999
                                    Executive Officer
                                    and Director


/s/ James E. Buckman
______________________________      Vice Chairman,            September 2,
      (James E. Buckman)            General Counsel and       1999
                                    Director


/s/ Stephen P. Holmes
______________________________      Vice Chairman and         September 2,
      (Stephen P. Holmes)           Director                  1999


/s/ Michael P. Monaco
______________________________      Vice Chairman and         September 2,
      (Michael P. Monaco)           Director                  1999


/s/ David M. Johnson
______________________________      Senior Executive Vice     September 2,
      (David M. Johnson)            President and             1999
                                    Chief Financial Officer
                                    (Principal Financial
                                    Officer)


/s/ Jon F. Danski
_____________________________       Executive Vice President  September 2,
      (Jon F. Danski)               and Chief Accounting      1999
                                    Officer (Principal
                                    Accounting Officer)


/s/ John D. Snodgrass
_____________________________       Director                  September 2,
      (John D. Snodgrass)                                     1999


/s/ Robert D. Kunisch
_____________________________       Director                  September 2,
      (Robert D. Kunisch)                                     1999


/s/ Leonard S. Coleman
______________________________      Director                  September 2,
      (Leonard S. Coleman)                                    1999


/s/ Martin L. Edelman
______________________________      Director                  September 2,
      (Martin L. Edelman)                                     1999


/s/ Dr. Carole G. Hankin
______________________________      Director                  September 2,
      (Dr. Carole G. Hankin)                                  1999


/s/ The Rt. Hon. Brian Mulroney
    P.C., LL.D.
_______________________________     Director                  September 2,
 (The Rt. Hon. Brian Mulroney,                                1999
   P.C., LL.D.)


/s/ Robert W. Pittman
_______________________________     Director                  September 2,
      (Robert W. Pittman)                                     1999


/s/ Leonard Schutzman
______________________________      Director                  September 2,
      (Leonard Schutzman)                                     1999


/s/ Robert F. Smith
______________________________      Director                  September 2,
      (Robert F. Smith)                                       1999


/s/ Robert E. Nederlander
______________________________      Director                  September 2,
      (Robert E. Nederlander)                                 1999



SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cendant Capital III, Cendant Capital IV and Cendant Capital V certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 2 , 1999.

                                     CENDANT CAPITAL III


                                     By: /s/ Michael P. Monaco
                                         _________________________
                                         Michael P. Monaco,
                                         Trustee


                                     By: /s/ James E. Buckman
                                         _________________________
                                         James E. Buckman,
                                         Trustee


                                     CENDANT CAPITAL IV


                                     By: /s/ Michael P. Monaco
                                         ________________________
                                         Michael P. Monaco,
                                         Trustee


                                     By: /s/ James E. Buckman
                                         ________________________
                                         James E. Buckman,
                                         Trustee


                                     CENDANT CAPITAL V


                                     By: /s/ Michael P. Monaco
                                        _________________________
                                        Michael P. Monaco,
                                        Trustee


                                     By: /s/ James E. Buckman
                                         _________________________
                                         James E. Buckman,
                                         Trustee



EXHIBIT INDEX

    EXHIBIT NO.                 DESCRIPTION                           PAGE NO.

        1.1 Form of Underwriting Agreement (Standard Provisions) for Debt Securities.
                     (Incorporated by reference to Exhibit 1.1 to the Company's Form S-3 Registration
                     Statement No. 333-45227)
        1.2 Form of Underwriting Agreement (Standard Provisions) for Common Stock. (Incorporated by reference to Exhibit 1.2 to the Company's Form S-3 Registration Statement No.
                     333-45227)
        1.3 Form of Underwriting Agreement (Standard Provisions) for Preferred Stock.
                     (Incorporated by reference to Exhibit 1.3 to the Company's Form S-3 Registration
                     Statement No. 333-45227)
        3.1          Amended and Restated Certificate of
                     Incorporation of the Registrant
                     (incorporated by reference to Appendix B to the Joint Proxy Statement/Prospectus included as part of the Registration
                     Statement on Form S-4 of the Registrant,
                     Registration No. 333-34517).
        3.2          Amended and Restated By-Laws of the
                     Registrant (incorporated by reference to
                     Appendix C of the Registrant's Proxy
                     Statement/Prospectus included as part of the Registration Statement of the Registrant, Registration No. 333-34517).
        4.1 Form of Certificate for the Company's Common Stock, par value $.01 per share.
                     (Incorporated by reference to Exhibit 4.1 to the Company's Form S-3 Registration
                     Statement No. 333-45227)
        4.2 Senior Indenture between the Company and The Bank of Nova Scotia Trust Company of New
                     York, as Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Form S-3 Registration Statement No. 333-45227)
        4.3 Form of Subordinated Indenture to be entered into by the Company and The Bank of Nova Scotia Trust Company of New York, as
                     Trustee. (Incorporated by reference to
                     Exhibit 4.3 to the Company's Form S-3
                     Registration Statement No. 333-45227)
        4.4          Certificate of Trust of Cendant Capital III.**
        4.5          Declaration of Trust of Cendant Capital III.**
        4.6          Certificate of Trust of Cendant Capital IV.
        4.7          Declaration of Trust of Cendant Capital IV.
        4.8          Certificate of Trust of Cendant Capital V.
        4.9          Declaration of Trust of Cendant Capital V.
        4.10 Form of Amended and Restated Declaration of Trust of Cendant Capital III, IV and V**
        4.11 Form of Trust Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant Capital III.**
        4.12 Form of Trust Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant Capital IV.**
        4.13 Form of Trust Preferred Securities Guarantee Agreement by Cendant Corporation with respect to Cendant Capital V.**
        4.14 Form of Purchase Contract Agreement between Cendant Corporation and The First National Bank of Chicago, as Purchase Contract Agent.**
        4.15 Form of Pledge Agreement among Cendant Corporation, The Chase Manhattan Bank, as Collateral Agent, and The First National
                     Bank of Chicago, as Purchase Contract Agent.**
        4.16 Forms of Senior Debenture (included as part of Exhibits 4.15, 4.16 and 4.17).**
        4.17 Forms of Preferred Security Certificate (included as part of Exhibits 4.5, 4.7 and 4.9).**
        4.18 Form of Income PRIDES certificate (included as part of Exhibit 4.13).**
        4.19 Form of Growth PRIDES certificate (included as part of Exhibit 4.13).**
        5.1 Opinion of Eric J. Bock, Esq. regarding the legality of the Securities being registered by the Company hereby.**
        5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Securities being registered by the Cendant Trusts hereby.**
        12.1 Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges.
        23.1 Consent of Deloitte & Touche LLP related to the financial statements of Cendant Corporation.
        23.2 Consent of KPMG LLP related to the financial statements of PHH Corporation.
        24.1 Power of Attorney (included on signature page).
        25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of Nova Scotia Trust Company of New York, as Trustee for the Debentures.**
        25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee under the Declaration of Trust of Cendant Capital III, the Declaration of Trust of Cendant Capital
                     IV and the Declaration of Trust of Cendant
                     Capital V.**
        25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee under the Trust Preferred Securities Guarantee of Cendant Capital III, the Trust Preferred Securities Guarantee of Cendant Capital IV and the
                     Trust Preferred Securities Guarantee of
                     Cendant Capital V.**
        99.1 Form of Rights Agreement among Cendant Corporation and The First National Bank of Chicago.**

*     Previously filed.

**    To be filed by amendment.